Exhibit 4.4

EXECUTION COPY

AMENDMENT NO. 10 AND AGREEMENT (this “Amendment”) dated as of November 7, 2005, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODYCOMPANY, a Delaware corporation (“Stoody”), THERMALARC, INC., a Delaware corporation (“Thermal Arc”), PROTIPCORPORATION, a Missouri corporation (“ProTip”),THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, ThermalArc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto, the Supplemental Lender (as defined below) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity,the “Collateral Agent’) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004 (“Amendment No. 2”), by Amendment No. 3 and Consent dated asof January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, and by Amendment No. 9 dated as of October 7, 2005, and as further amended, supplemented or modified, the “Credit Agreement).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.            The Borrowers have requested that (i) senior secured second lien supplemental term loans (the “Supplemental Loans”) be made to the Borrowers by GSO Special Situations Fund LP (the “Supplemental Lender”) in an aggregate principal amount of $10,000,000, the proceeds of which will be used solely to prepay a portion of the outstanding Revolving Loan and to pay related fees and expenses, and the terms of which shall be identical to the existing Loans outstanding under the Credit Agreement, as amended hereby, (ii) the definition of the term “Applicable Percentage” set forth in the Credit Agreement be modified, (iii) the Maturity Date be extended and (iv) certain other changes be made to the Credit Agreement, all as provided herein.

C.            The Supplemental Lender is willing to make the Supplemental Loans and the Lenders are willing to agree to such amendments, in each case on the terms and subject to the conditions set forth herein.

D.            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Supplemental Loans.   (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Supplemental Lender agrees to make the Supplemental Loans to the Borrowers on the Supplemental Loan Closing Date (as defined below) in a principal amount not to exceed $10,000,000.

(b) The Borrowers will use the proceeds of the Supplemental Loans only for the purposes specified in the recitals to this Amendment.

(c) Unless the context shall otherwise require, the term “Loans” as used in the Credit Agreement shall include the Supplemental Loans, and the term “Lenders” as used herein and in the Credit Agreement shall include the Supplemental Lender.

SECTION 2. Amendments. (a) The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” shall mean November 7, 2008.”

(b) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Percentage” shall mean (i) with respect to any Eurodollar Loan, 4.50%, and (ii) with respect to any ABR Loan, 3.50%.”

(c) Section 2.11(a) of the Credit Agreement is hereby amended by replacing the first use of the word “The” with the following:

“On or prior to May 7, 2006, no optional prepayments of Loans shall be permitted. Thereafter, the”

(d) Section 2. 11(b) of the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end thereof:

“; provided, however, that optional prepayments of Loans made after May 7, 2006 and prior to November 7, 2006 shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be prepaid) equal to 1.0%.”

(e) Section 2.12(c) of the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end thereof:

“; provided, however, that prepayments of Loans required under this Section after May 7, 2006 and prior to November 7, 2006 shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be prepaid) equal to 1.0%.”

(f) Section 2.12 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of thereof:

“(d) On or prior to May 7, 2006, any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made pursuant to this Section, to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment (with such Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). Thereafter, the remaining Declined Proceeds may be retained by the Borrowers.

(g) The table appearing in Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date or Period	Ratio
Closing Date through September 30, 2004	6.00 to 1.00
October 1, 2004 through December 31, 2004	6.18 to 1.00
January 1, 2005 through March 31, 2005	7.20 to 1.00
April 1, 2005 through June 30, 2005	7.10 to 1.00
July 1, 2005 through September 30, 2005	6.85 to 1.00
October 1, 2005 through December 31, 2005	6.29 to 1.00
January 1, 2006 through March 31, 2006	6.80 to 1.00
April 1, 2006 through June 30, 2006	6.04 to 1.00
June 30, 2006 through September 30, 2006	5.77 to 1.00
October 1, 2006 through December 31, 2006	5.40 to 1.00
January 1, 2007 through September 30, 2008	4.50 to 1.00

(h) Clause (i) of the proviso in Section 9.08(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) decrease the principal amount of or prepayment premium on, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such interest payment, principal payment or prepayment premium or any part thereof, or decrease the rate of interest on any Loan, or permit the optional repayment of Loans on or prior to May 7, 2006, without the prior written consent of each Lender affected thereby,”

(i) Clauses (v) and (vi) of the proviso in Section 9.08(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(v) release any Credit Party from the Guaranties under this Agreement without the prior written consent of each Lender, (vi) release all or substantially all of the Collateral from the Lien under the Collateral Documents without the prior written consent of each Lender or”

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4. Other Agreements. (a) On the Supplemental Loan Closing Date, Borrowers shall apply the proceeds of the Supplemental Loans to prepay a portion of the Revolving Loan and to pay related fees and expenses.

(b) It is the intention of the parties that, once made, the Supplemental Loans be treated as Loans for all purposes of the Credit Agreement, with the same priority as to payment and rights in the Collateral as the existing Loans. In furtherance of the foregoing, when made, the Supplemental Loans will be allocated ratably to each outstanding Borrowing, and the interest rate (as modified hereby) and remaining Interest Period applicable to such outstanding Borrowing will be applicable to the portion of the Supplemental Loans allocated thereto.

(c) The Borrowers shall ensure that within 45 days of the Supplemental Loan Closing Date, the Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion from local counsel in each jurisdiction of organization of a Foreign Guarantor (each as defined in Amendment No. 2 to the Credit Agreement, a “Foreign Guarantor”) (a) to the effect that no additional filing, recording or other action (including corporate action on the part of the relevant Foreign Guarantor) is required to have the guarantee of such Foreign Guarantor apply to the Loans (as amended hereby), including the Supplemental Loans, or to maintain the Lien created under the Collateral Documents on the assets or equity interests of such Foreign Guarantor to secure such guarantee, or, if any such filing, recording or other action is so required (a “Required Action”), specifying the nature thereof, and (b) covering such other matters as the Administrative Agent shall reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent. In addition, Borrowers shall cause each Foreign Guarantor to make or obtain any Required Action within 30 days after the delivery of the legal opinion referred to in the preceding sentence with respect to such Foreign Guarantor.

(d) Schedule I to Amendment No. 2 to the Credit Agreement is hereby supplemented by inserting “THERMADYNE AUSTRALIA PTY LTD.” after “THERMADYNE WELDING PRODUCTS CANADA LIMITED”.

(e) The Borrowers shall ensure that within 15 days of the Supplemental Loan Closing Date, the Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of Armstrong Teasdale LLP, counsel to the Borrowers, to the effect that each Credit Party (other than the Foreign Guarantors) is duly qualified to transact business and is in good standing as a foreign corporation in each state set forth opposite its name on Schedule I attached hereto.

SECTION 5. Conditions to the Making of Supplemental Loans. The obligation of the Supplemental Lender to make the Supplemental Loans is subject to the satisfaction of the following conditions on the date, occurring on or prior to November 7, 2005, of such Borrowing (such date, the “Supplemental Loan Closing Date”):

(a) The Administrative Agent shall have received a notice of the Borrowing in respect of the Supplemental Loans that satisfies the requirements of Section 2.03 of the Credit Agreement (with the reference to the Closing Date in the first sentence thereof deemed to be a reference to the Supplemental Loan Closing Date).

(b) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Supplemental Loan Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and at the time of and immediately after the making of the Supplemental Loans, no Event of Default or Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Armstrong Teasdale LLP, counsel for the Borrowers, which opinion shall (A) be dated the Supplemental Loan Closing Date, (B) be addressed to the Administrative Agent and the Lenders and (C) cover such matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.

(d) The Administrative Agent shall have received (i) an omnibus certificate, dated the Supplemental Loan Closing Date and signed by the Secretary or Assistant Secretary of each Credit Party (other than the Foreign Guarantors), certifying that (A) except as set forth on any schedule attached thereto, the certificate or articles of incorporation (or other equivalent formation document) of such Credit Party previously delivered on the Closing Date have not been amended since the date of such delivery, (B) except as set forth on any schedule attached thereto, the by-laws (or other equivalent organizational document) of such Credit Party as in effect and delivered on the Closing Date have not been amended since the date of such delivery, (C) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of this Amendment and the Borrowing of the Supplemental Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) attached thereto is a certificate as to the good standing of such Credit Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (E) as to the incumbency and specimen signature of each officer executing this Amendment, (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above, and (iii) such other documents as the Lenders or the Administrative Agent may reasonably request.

(e) The Administrative Agent shall have received a certificate, dated the Supplemental Loan Closing Date and signed by a Financial Officer of the Credit Parties (other than the Foreign Guarantors), confirming compliance with the conditions precedent set forth in paragraph (b) of this Section 5.

(f) The Administrative Agent shall have received, or shall receive substantially simultaneously with the Borrowing of the Supplemental Loans hereunder, all fees and other amounts due and payable on or prior to the Supplemental Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of- pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(g) The Collateral Agent shall have received a certificate, dated the Supplemental Loan Closing Date and signed by a Financial Officer of the Credit Parties (other than the Foreign Guarantors), certifying that, except as set forth on any schedule attached thereto, (i) Schedule 3.01 of the Credit Agreement is complete, correct and accurate, and (ii) Schedule 3.02 of the Credit Agreement sets forth the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral with a fair market value of more than $20,000 is located, in each case, as of the Supplemental Loan Closing Date.

(h) This Amendment shall have become effective in accordance with Section 6 below.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date set forth above on the date that:

(a) the Administrative Agent (or its counsel) shall have received:

(i) counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Lenders;

(ii) a copy of the written consent of the First Lien Agent (as defined in the Intercreditor Agreement) required pursuant to Section 5.2 thereof, in form and substance reasonably satisfactory to the Administrative Agent; and

(iii) a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement, permitting the transactions contemplated hereby; and

(b) GSO Credit Opportunities Fund (Employee), LP and GSO Credit Opportunities Fund (Helios), LP shall have assigned $16,000,000 aggregate principal amount of the Loans to Northwoods Capital III, Limited, Northwoods Capital IV, Limited and Northwoods Capital V, Limited, and the settlement in respect of such assignments shall have occurred.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Reaffirmation of Guaranties and Collateral Documents. Each Credit Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect, (b) affirms and confirms its guaranty of all of the Obligations and if applicable the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guaranty, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents, and that such Obligations shall include all Obligations in respect of the Supplemental Loans, and (c) affirms and confirms that all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Supplemental Loan Closing Date with the same effect as though made on and as of the Supplemental Loan Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMAL DYNAMICS
CORPORATION,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

TWECO PRODUCTS, INC.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

VICTOR EQUIPMENT COMPANY,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

C & G SYSTEMS, INC.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

STOODY COMPANY,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMAL ARC, INC.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

PROTIP CORPORATION,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMADYNE INTERNATIONAL
CORP.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMADYNE HOLDINGS
CORPORATION,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

MECO HOLDING COMPANY,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

C&G SYSTEMS HOLDING, INC.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

CIGWELD PTY LTD.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

DUXTECH PTY LTD.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

QUETACK PTY, LTD.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

QUETALA PTY, LTD.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMADYNE AUSTRALIA PTY LTD.,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMADYNE INDUSTRIES LIMITED,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

THERMADYNE WELDING PRODUCTS
CANADA LIMITED,

By	/s/ Patricia S. Williams
	Name:	PATRICIA S. WILLIAMS
	Title:	V.P. SECTY & G.C.

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as Administrative agent and
Collateral Agent,

By	/s/ Phillip Ho
	Name:	PHILLIP HO
	Title:	DIRECTOR

By	/s/ Karim Blasetti
	Name:	KARIM BLASETTI
	Title:	ASSOCIATE

GSO SPECIAL SITUATIONS FUND LP,
as a Lender and as Supplemental Lender,
By GSO Capital Partners LP

By	/s/ George Fan
	Name:	George Fan
	Title:	MD

NORTHWOODS CAPITAL III, LIMITED,
as a Lender,

By: Angelo, Gordon & Co., L.P., as
Collateral Manager,

By	/s/ Bruce Martin
	Name:	BRUCE MARTIN
	Title:	MANAGING DIRECTOR

NORTHWOODS CAPITAL IV, LIMITED,
as a Lender,

By: Angelo, Gordon & Co., L.P., as
Collateral Manager,

By	/s/ Bruce Martin
	Name:	BRUCE MARTIN
	Title:	MANAGING DIRECTOR

NORTHWOODS CAPITAL V, LIMITED,
as a Lender,

By: Angelo, Gordon & Co., L.P., as
Collateral Manager

By	/s/ Bruce Martin
	Name:	BRUCE MARTIN
	Title:	MANAGING DIRECTOR

SCHEDULE I

FOREIGN CORPORATION JURISDICTIONS

NAME OF CREDIT PARTY	STATE(S) OF FOREIGN QUALIFICATION

Thermadyne Holdings Corporation	Missouri

Thermadyne Industries, Inc.	California
Kentucky
Missouri
Texas

Thermal Dynamics Corporation	New Hampshire

Tweco Products, Inc.	California
Kansas

Victor Equipment Company	Texas

Stoody Company	California
Kentucky

Thermal Arc, Inc.	Ohio

Thermadyne International Corp.	California